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ETi Solutions
Industry Partner
Agreement

THIS AGREEMENT is made and entered into by and between MIS Solutions, Inc. DBA as ETi Solutions, a Delaware Corporation ("ETi"), having its principal office at 4755 Oceanside Blvd., Suite 130, Oceanside, California 92056, U.S.A., and
Name ("Partner"): SysGold Ltd.
Address: Suite 450, 250 - 6th Avenue S.W.
Address:
City, State, Zip: Calgary, Alberta  T2P 3H7
Phone: (403) 216-6000
Email: bernards@sysgold.com

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

Freedom to Enter Agreement: Partner warrants that Partner is free to enter into this Agreement and to fully perform the duties as well as receive the rights specified herein. Partner is not bound by any non-competition or similar agreement previously entered into which would limit or restrict any of Partner's activities as contemplated by this Agreement

Appointment. ETi hereby appoints Partner to market its Products as listed an Exhibit "A" in the United States and Canada on a non-exclusive basis. Accounts must be called in and pre-approved, in advance, by ETi to be accredited.

Independent Contractor Relationship Partner and ETi both acknowledge that Partner is an independent contractor and is not subject to the control or direction of ETi as to the method or manner in which Partner performs the services set forth in this Agreement. Partner shall be solely responsible for all costs, expenses, taxes, and liabilities incurred or imposed with respect to Partner's conduct and methods of operation, and shall indemnify, defend, save and hold ETi harmless from any and all liabilities thereon.

Term: This Agreement shall become effective upon acceptance by ETi and may be canceled with thirty days written notice by either party.

Title to the Products: Partner acknowledges and agrees that each item comprising the Products finished pursuant to this Agreement shall be finished solely under license to Partner or third party licensees. Title to the Products, and each part thereof, is reserved to ETi and no title to or ownership of the Products, in whole or in part, is transferred to Partner or third party licensees under this Agreement, or any licensing arrangement contemplated by this Agreement, and ETi is and shall remain the owner of each item comprising the Products and any copy thereof; whether complete or incomplete, no matter where located or in whose possession. Partner shall not do or fail to do any act or thing which would impair ETi's ownership or proprietary rights in any portion of the Products in any manner whatsoever.

General Obligations of ETi:

ETi will provide to Partner an initial free stock of two (2) copies of all current technical documentation material for the Products and an initial free stock of ten (10) copies of all marketing material for the Products. Any additional technical documentation and marketing material will be provided to Partner at ETi's cost plus shipping charges. Information shipped directly to a Partners prospect will be sent at ETi's expense.

ETi covenants that it will provide Partner with technical support for the Products by telephone, email and/or by facsimile transmission.

ETi will provide marketing, support, installation, and training through a telephone implementation of each product, at no charge to Partner.

General Obligations of Partner:


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Partner shall promote, market, distribute, and install, ETi's Products in accordance with this Agreement in an honest, ethical, diligent, sincere, businesslike and professional manner. and shall be solely responsible for such Partner shall not register any patent, copyright, trademark, service mark, or other proprietary information of ETi, whether or not relating to the Products, with any country, state. province or other governmental agency without prior written permission of ETi.

Partner shall not modify, alter, decompile, or reverse-assemble the Product(s) or any portion thereof in any manner whatsoever.

Partner is required to pre-register all prospects with ETi. If ETi currently has product installed and/or in test the account will not be approved. Approval will only be granted for accounts being actively worked by the Partner, and will only be reserved for 90 days.

Partner is required to sell products based on the price list attached as Exhibit "B" unless discounts are pre approved by ETi.

Partner shall contact ETi for all customer agreements. Agreements will be sent directly to the customer for signature.

Customer Billings: ETi will handle all customer billings and collections; billing shall he in the local currency.

Royalty Payment to Partner: ETi will pay Partner a royalty for product sold by the Partner according to Exhibit "C". ETi will pay the Partner on the 15th of each month for all moneys received in the prior month from the customer.

Nondisclosure of Proprietary Property: The Products subject hereto are a proprietary development and constitute valuable work product in the form of trade secrets, know how and confidential information, which is the exclusive property of ETi.

Neither to Act as Agent or Legal Representative: This Agreement does not constitute Partner the legal agent or legal representative of ETi, or ETi as the agent or legal representative of Partner for any purpose whatsoever, unless specifically otherwise provided for herein. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever.

Indemnification: Unless otherwise provided in this Agreement, Partner and ETI shall each indemnify, defend, save and hold harmless the other against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and attorneys' fees, that the other party shall incur or suffer, which arise, result from, or relate to any action or failure to act by Partner or ETi, as the case may be, by any person or entity whatsoever, or any breach of, or failure by Partner or ETi, as the case may be, to perform any of its representations, warranties. covenants, or agreements in this Agreement.

Waiver: No waiver of compliance with or breach of any provision of this Agreement shall be valid unless in writing, such waiver shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.

Entire Agreement: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements concerning the subject matter of this Agreement have been made, orally or otherwise, by any party, or anyone acting on behalf of any party, which are not embodied herein.

Law Governing Agreement: This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of California, United States of America. The parties hereby acknowledge and agree that this Agreement is made and entered into in the City of San Diego, County of San Diego, State of California, United States of America.
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Dispute Resolution: All disputes between ETi and Partner relating to this
Agreement will be settled under the rules of conciliation and arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The arbitration shall take place in San Diego, California unless agreed otherwise. Any decision rendered shall be final and conclusive upon both ETi and Partner and a judgment thereon maybe enforced in any court having jurisdiction. ALL costs incurred in settling a dispute by arbitration shall be shared in proportion to the parties respective amounts of liability. Except where clearly prevented by the subject matter of the dispute, both ETi and Partner will continue performing their respective obligations under this Agreement while the dispute is being resolved. Notwithstanding the foregoing ETi shall have the right to institute an action in any court or tribunal in the event Partner infringes ETi's proprietary rights or Partner breaches its non-disclosure obligations.

Captions: Captions contained in this Agreement are inserted on]y as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ETi Solutions
By:

John F. Loudermilk
President

Partner

Print Name: BCM van Blokland

EXHIBIT "A"

PRODUCTS

ETi DASD-Plus
Eti Report Manager

Eti Solutions
By:

John F. Loudermilk
President

Partner
By:
BCM. Van Blokland

EXHIBIT "B"

PRICE LIST

Products
ETi DASD-Plus                       $5,900
ETi Report Manager                  $1,995

Destinations

ETi Report Manager comes standard with 50 destinations. Additional destinations may be purchased in the following package groups.

Destinations:

500                                 $500.00
1,000                               $900.00
2,500                               $2,200.00

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 5,000                              $ 4,200.00
10,000                              $ 8,000.00
15,000                              $11,700.00
20,000                              $15,200.00
25,000                              $18,500.00
30,000                              $21,000.00

Maintenance: will be billed at 15% of the list price. No Partner royalty will be paid on Maintenance.

ETi Solutions
By:

John F. Loudermilk
President

Partner
By:
BCM van Blokland

EXHIBIT "C"

Silver Status                       30%

Gold Status                         35%
8 Customers and above
Or total sales revenue above $45,000

Platinum Status                     40%
15 Customers and above
Or total sales revenue above $95,000

Customer Discount: for any Partner who would like to pass a discount to their customer, rather than receive the royalty, you must let ETi know at the time you call in the customer order form.

ETi Solutions
By:

John F. Loudermilk
President

Partner
By:
BCM van Blokland

PRODUCT ORDER FORM

Qty                                                                           Unit Price          Extended Price
1                 ETi REPORT MANAGER                                            $3,995                  N/C
2,000             Report Manager Destinations

1                 ETi DASD-PLUS                                                 $5,900                  n/c
                  Remote Site(s)

1                 ETi WORKSTATION                                                 $350                   n/c
                  REPORTER

                  PRODUCT SUB-TOTAL                                                                      n/c

                  MAINTENANCE (15%) for 1 year from date of license n/c
                  (Prorated to reflect 90 days at no charge.)
                  TOTAL AMOUNT*                                                                          n/c

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Account Manager

Sales Manager

PERIOD OF USE: Term of the license for each Product is "perpetual". ETi will provide maintenance and support for the first 90 days after the Installation Date for each Product. After the first 90 days, maintenance will continue upon the payment by Customer of a maintenance charge, pursuant to ETi's price list terms in effect at the Installation Date. ETi's obligation to provide maintenance, and Customers obligation to pay for maintenance, will be renewed automatically, pursuant to ETi's price list terms in effect at time of renewal, for successive one-year periods, unless cancellation in writing is given to the other party at least thirty (30) days prior to the expiration of the term. Maintenance and support shall include toll-free telephone technical support, and all Product updates and maintenance releases. Customer understands and acknowledges that ETi may develop and market new or different Products which use all or part of the subject product. Nothing herein permits Customer any rights with respect to such new or different Products without additional charges.

CHARGES: Customer shall pay to ETi the sum indicated as "Total Amount" on this ETi Order Form. The full sum is due and payable in net U.S. Dollars upon receipt of invoice. One-time charges and taxes imposed by the government, whether based upon the Product, its use, or this agreement, are the additional obligations and responsibility of the Customer.

ANNUAL INDUSTRY PARTNER LICENSE: The "Industry Partner" shall have the right to use the listed product(s) for the sole purpose of training and demonstration of the product(s) for a period of one (1) calendar year form the date of this agreement. This agreement shall be renewed upon mutual agreement of the "IP" and ETi Solutions on an annual basis.

Customer Approval

Customer Name: SysGold Ltd.
Address: Suite 450, 250 - 6th Avenue S.W.
Calgary, Alberta  T2P 3H7
Print Name: BCM van Blockland
Askoo Systems Professional
Date: April 10/1998
AS/400 Model: 405
O/S Version: V3R7
Media: Optical Disk
Purchase Order No.:
Credit Card: VISA   AMX   DISC   MC
Card #:
Expiration Date:
ETi Solutions
Approved Signature:
Print Name:
Title:
Date: